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                                  EXHIBIT 10.21

                       FORM OF PREMIUMCARE MAINTENANCE AND

                           TECHNICAL SUPPORT AGREEMENT

                            SALESLOGIX(R) CORPORATION

             PREMIUMCARE MAINTENANCE AND TECHNICAL SUPPORT AGREEMENT

         This PremiumCare Maintenance and Technical Support Agreement ("Agreement") is dated as of ______________,199 by and between SalesLogix Corporation, a Delaware corporation ("SalesLogix"), with offices at 8800 North Gainey Center Drive, Suite 200, Scottsdale, Arizona 85258, and , with offices at ("Licensee").

1.       DEFINITIONS AND SPECIFICATIONS

         The terms "Software," and "Documentation" shall have the meanings set forth in the License Agreement.

         "Anniversary Date" shall refer to each anniversary of the Commencement Date.

         "Commencement Date" shall refer to date the Software was first delivered to Licensee by either SalesLogix or a SalesLogix Business Partner, according to SalesLogix's records.

         "License Agreement" shall refer to the International or Domestic Multi-User License And Warranty Agreement received by Licensee with the package containing the SalesLogix Software purchased by Licensee.

         "Initial Support Term" shall mean the 12 month period commencing on the Commencement Date.

         "Renewal Term" shall mean any 12 month maintenance period subsequent to the Initial Support Term and ending on an Anniversary Date.

         "Maintenance Support" shall mean those maintenance services described in detail on Schedule A to this Agreement.

         "Technical Support" shall mean those maintenance services described in detail on Schedule B to this Agreement.

         "Support" when used without a modifier shall mean both Maintenance Support and Technical Support.

2.       AFFIRMATION OF LICENSE TERMS

         Licensee hereby certifies that it has read, agrees with and hereby reaffirms each of the terms and conditions contained in the License Agreement.

3.       MAINTENANCE AND TECHNICAL SUPPORT

         During the Initial Support Term and any applicable Renewal Term, SalesLogix shall provide to Licensee the Maintenance Support described on Schedule A and the Technical Support described on Schedule B. SalesLogix's obligations under this Section 3 with respect to a Renewal Term are contingent upon Licensee timely making the payments required by Section 4.1.

4.       MAINTENANCE FEES AND PAYMENT; RENEWAL OF MAINTENANCE SUPPORT

         4.1 SUPPORT FEES AND RENEWAL. Licensee in connection with purchasing a license to the Software

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has already paid separately for Maintenance Support and Technical Support during the Initial Support Term. Approximately 60 days prior to the expiration of the Initial Support Term (and, if Maintenance Support is renewed, approximately 60 days prior to expiration of each Renewal Term thereafter) SalesLogix will invoice Licensee for both: (i) Maintenance Support for the upcoming Renewal
Term, payable 12 months in advance, at a fee equal to ten percent (10%) of SalesLogix's list price for the supported Software as of the effective date of the relevant License Agreement; and (ii) Technical Support for the upcoming Renewal Term, payable 12 months in advance, at a fee equal to ten percent (10%) of SalesLogix's list price for the supported Software as of the effective date of the relevant License Agreement. Licensee may accept Maintenance Support and Technical Support for the upcoming Renewal Term by paying SalesLogix's invoice in U.S. Dollars. If Licensee fails to pay such invoice within 30 days after the commencement of the Renewal Term, SalesLogix may, notwithstanding Section 6 and without further notice to Licensee, terminate Support and treat this Agreement as terminated.

         4.2 TAXES. Support fees and other charges set forth in this Agreement do not include applicable taxes. In addition to the fees and charges due SalesLogix under this Agreement, Licensee shall remain liable for and shall pay all local, state, and federal sales, use, excise, personal property or other similar taxes or duties, and all other taxes, which may now or hereafter be imposed upon this Agreement or possession or use of the Software or Documentation, excluding taxes based on SalesLogix's income.

5.       WARRANTIES/LIMITATIONS OF LIABILITY

         5.1 LIMITED PERFORMANCE WARRANTY. SalesLogix warrants that it will use its best efforts to ensure that any Support it provides will be performed in a professional and workmanlike manner. SalesLogix agrees to use reasonable efforts to correct any error or defect in its provision of Support under this Agreement. The foregoing warranty and remedy do not expand or extend any limited warranties relating to the Software set forth in the relevant License Agreement. THE PROVISIONS OF THIS SECTION SET FORTH THE ENTIRE LIABILITY OF SALESLOGIX AND THE SOLE REMEDIES OF LICENSEE WITH RESPECT TO SALESLOGIX'S BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

         5.2 DISCLAIMER OF OTHER WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION, ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, TITLE, THE CONDITION OF ANY PRODUCT OR SERVICES, OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED.

         5.3 NO CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL SALESLOGIX OR ITS SUPPLIERS BE LIABLE TO LICENSEE FOR ANY CONSEQUENTIAL, INCIDENTAL, DIRECT, INDIRECT, SPECIAL, PUNITIVE, OR OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE SOFTWARE, EVEN IF SALESLOGIX HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         5.4 ADDITIONAL LIMITATION OF LIABILITY. IN NO EVENT SHALL SALESLOGIX'S TOTAL CUMULATIVE LIABILITY HEREUNDER, FROM ALL CAUSES OF ACTION OF ANY KIND, WHETHER ARISING UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF WARRANTY OR OTHERWISE, EXCEED THE TOTAL AMOUNT PAID BY LICENSEE FOR THE MAINTENANCE SUPPORT PROVIDED UNDER THIS AGREEMENT.

6.       TERMINATION

         If either party defaults in performing any material obligations required under this Agreement, the non-defaulting party may give written notice of its intention to terminate this Agreement, describing in reasonable detail the default. If the defaulting party fails to remedy such material default within thirty (30) days following such written notice, or if such default is not capable of cure within such thirty (30)-day period, and the defaulting party


SalesLogix Combined Support
Agreement (short form)
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fails to commence cure procedures within such thirty (30)-day period and diligently prosecute such procedures until the default is cured, then the nondefaulting party may terminate this Agreement.

7.       GENERAL

         7.1 ENTIRE AGREEMENT. This Agreement and the License Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements, representations, and statements with respect to such subject matter are superseded hereby. This Agreement may not be altered, modified, amended, changed, rescinded or discharged in whole or in part, except by written agreement executed by both Licensee and SalesLogix.

         7.2 ASSIGNMENT. This Agreement may not be assigned without the prior written consent from SalesLogix and any attempt to do so without permission shall be void.

         7.3 FORCE MAJEURE. Notwithstanding anything to the contrary in this Agreement, no default, delay or failure to perform on the part of either party shall be considered a breach of this Agreement (other than nonpayment of money or breach of confidentiality provisions) if such default, delay or failure to perform is shown to be due entirely to causes beyond reasonable control of the party charged with a default, including, but not limited to, causes such as strikes, lock-outs or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of God or the public enemy or nuclear disasters.

         7.4 GOVERNING LAW. The validity and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, excluding that body of law applicable to choice of law.

         7.5 ATTORNEYS' FEES. In any litigation or arbitration between parties, the prevailing party shall be entitled to reasonable attorneys' fees and all costs of proceedings, experts, investigations and related expenses, incurred in enforcing, or pursuing other remedies with respect to, this Agreement, provided that notice and an opportunity to cure pursuant to Section 6 was provided, to the extent applicable.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

SALESLOGIX, CORPORATION,

a Delaware corporation                        LICENSEE

By:                                            By:
   --------------------------------               -----------------------------

Print Name:                                    Print Name:
           ------------------------                        --------------------
Title:                                         Title:
        ---------------------------                  --------------------------
SalesLogix Corporation                         "Licensee"
8800 North Gainey Center Drive, Suite 200      Site Address
Scottsdale, AZ  85258                                 --------------------------

                                                      --------------------------


SalesLogix Combined Support
Agreement (short form)
Revision Date:  July 1, 1998           3
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                  SCHEDULE A -- PREMIUMCARE MAINTENANCE SUPPORT

         This Schedule describes the terms and conditions relating to PremiumCare Maintenance Support that SalesLogix will provide to Licensee during the Initial Support Term and any Renewal Terms. The Maintenance Support described in this Schedule does not expand on or change the Software warranty provisions set forth in the License Agreement.

         SALESLOGIX PRODUCT UPDATES: From time to time SalesLogix may develop permanent fixes or solutions to known problems or bugs in the Software and incorporate them into a formal "Update" to the Software. If Licensee is receiving Maintenance Support from SalesLogix on the general release date for an Update, SalesLogix will provide the Licensee with the Update and related Documentation, both at no additional charge to the Licensee.

         SALESLOGIX PRODUCT UPGRADES: From time to time SalesLogix may release to its end user licensees a major revision to the Software which adds new and different functions or capabilities to the Software ("Upgrade"). If Licensee is receiving Maintenance Support from SalesLogix on the general release date for an Upgrade, SalesLogix will provide the Licensee with the Upgrade or Release and related Documentation, both at no additional charge to the Licensee.

SalesLogix Combined Support
Agreement (short form)
Revision Date:  July 1, 1998           1
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                   SCHEDULE B -- PREMIUMCARE TECHNICAL SUPPORT

         This Schedule describes the terms and conditions relating to PremiumCare Technical Support that SalesLogix will provide to Licensee during the Initial Support Term and any Renewal Terms. The Technical Support described in this Schedule does not expand on or change the Software warranty provisions set forth in the License Agreement.

A.       TECHNICAL SERVICES

         For the purposes of receiving support from and communicating with SalesLogix with respect to support issues, Licensee shall designate no more than one "Designated Licensee Contact" for each 50 licensed users of the Software. Requests for telephone or other assistance shall come only from a Designated Licensee Contact. In the event that a specific Designated Licensee Contact leaves Licensee's employ, Licensee may designate a replacement Designated Licensee Contact.

         SalesLogix offers the following Technical Services for the Software:

         TELEPHONE AND ELECTRONIC MAIL ASSISTANCE: Licensee's system manager will be given the telephone number for SalesLogix's support line and will be entitled to contact the support line during normal operating hours (between 6:00 a.m. and 6:00 p.m. U.S. Mountain Standard Time) on regular business days, excluding SalesLogix holidays, to consult with SalesLogix technical analysts concerning problem resolution, bug reporting, documentation clarification, and general technical guidance. Licensee may also contact SalesLogix through electronic mail. SalesLogix will assist the system manager in utilizing the Software and in identifying and providing workarounds, if possible, for standard component product problems. Assistance may include communicating via modem from SalesLogix's facilities or through an electronic bulletin board.

         WEB SITE SUPPORT: Online support is available 24 hours a day, offering Licensee the ability to resolve its own problems with access to SalesLogix's most current information. Licensee will need to enter its designated user name and key number to gain access to the technical support areas on SalesLogix's web site. SalesLogix's technical support areas allow the Licensee to: (i) search an up-to-date knowledge base of technical support information, technical tips and featured functions; (ii) access answers to frequently asked questions; (iii) access current software releases and documentation; and (iv) send e-mail inquiries to SalesLogix (current response time is between 3-5 days).

         SOFTWARE PROBLEM REPORTING: Licensee may submit to SalesLogix requests identifying potential problems in the Software. Requests should be in writing and directed to SalesLogix by mail, courier, e-mail or by FAX. SalesLogix retains the right to determine the final disposition of all requests, and will inform Licensee of the disposition of each request. If SalesLogix decides in its sole judgment to act upon a request, it will do so by providing a Bug Fix as described below.

         SERVICE PACKS: SalesLogix will use reasonable efforts to provide an avoidance procedure for and a correction of each material defect in the Software that caused the Software not to conform in all material respects with the SalesLogix Documentation (a "Service Pack").

B.       EXCLUSIONS FROM TECHNICAL SERVICES

         SalesLogix shall have no support obligations with respect to any hardware or software product other than the Software ("Nonqualified Products"). If SalesLogix provides support services for a problem caused by a Nonqualified Product, or if SalesLogix's service efforts are increased as a result of a Nonqualified Product, SalesLogix will charge time and materials for extra service at its then current published rates for custom software services. If, in SalesLogix's opinion, performance of Technical Support is made more difficult or impaired because of Nonqualified Products, SalesLogix shall so notify Licensee, and Licensee will immediately remove the Nonqualified Product at its own risk and expense during any efforts to render Technical Support under this Agreement. Licensee shall be solely responsible for the compatibility and functioning of Nonqualified Products with the Software.

SalesLogix Combined Support
Agreement (short form)
Revision Date:  July 1, 1998           1
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C.       LICENSEE RESPONSIBILITIES

         In connection with SalesLogix's provision of Technical Support as described in this Exhibit, Licensee acknowledges that Licensee has the responsibility to do each of the following: (1) maintain the designated computer system and associated peripheral equipment in good working order in accordance with the manufacturers' specifications, and insure that any problems reported to SalesLogix are not due to hardware malfunction; (2) maintain the designated computer system at the latest code revision level deemed necessary by SalesLogix for proper operation of the Software; (3) supply SalesLogix with access to and use of all information and facilities determined to be necessary by SalesLogix to render the Technical Support described in this Exhibit; (4) perform any tests or procedures recommended by SalesLogix for the purpose of identifying and/or resolving any problems; (5) maintain a procedure external to the Software for reconstruction of lost or altered files, data, or programs to the extent deemed necessary by Licensee; (6) at all times follow routine operator procedures as specified in the Documentation; (7) remain solely responsible at all times for the safeguarding of Licensee's proprietary, confidential, and classified information; and (8) ensure that the designated computer system is isolated from any process links or anything else that could cause harm before requesting or receiving remote support assistance.


SalesLogix Combined Support
Agreement (short form)
Revision Date:  July 1, 1998           2